UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  April 30, 2007

                          DELTA PETROLEUM CORPORATION
            (Exact name of registrant as specified in its charter)


             DELAWARE                  0-16203              84-1060803
-------------------------------      ------------     ---------------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)     Identification Number)

                                 370 17th Street
                                   Suite 4300
                              Denver, Colorado 80202

Registrant's telephone number, including area code:  (303) 293-9133

                                   No Change
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Change-in-Control Executive Severance Agreements. On April 30, 2007, Delta Petroleum Corporation ("Delta" or the "Company") entered into new Change-in-Control Executive Severance Agreements ("CIC Agreements") with Roger A. Parker, our CEO and Chairman; John R. Wallace, our President and Chief Operating Officer; Kevin K. Nanke, our Treasurer and Chief Financial Officer; and Stanley F. Freedman, our Executive Vice President, General Counsel and Secretary. The CIC Agreements provide that, following a change in control of the Company as defined in the CIC Agreements and the termination of employment of the executive officer during the period beginning 6 months prior to and ending 24 months after the change in control, the executive officer would not receive a payment under his Employment Agreement. Instead he would receive a payment equal to three times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of that executive officer's (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the change in control occurs. In addition, the executive officer would receive a continuation of certain benefits including medical insurance and other benefits provided to the executive officer for a period of three years. The CIC Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination. The CIC Agreements also provide that if a payment under the CIC Agreements would be subject to federal excise tax payments, the executive officer will receive a gross up payment equal to such excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended, and all taxes, including any interest, penalties or income tax imposed on the gross up payment.

     The CIC Agreements define a change in control as the occurrence of any of the following: (1) any person becomes a beneficial owner of 35% or more of Delta's voting securities, except as the result of any acquisition of voting securities by Delta or any acquisition of voting securities of Delta directly from Delta (as authorized by our Board); (2) the persons who constitute the incumbent Board cease for any reason to constitute at least a majority of the Board unless such change was approved by at least two-thirds of the incumbent Board; (3) the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of Delta unless the persons who beneficially own the voting securities of Delta immediately before that transaction beneficially own, immediately after the transaction, at least 70% of the voting securities of Delta or any other corporation or other entity resulting from or surviving the transaction; or (4) Delta's stockholders approve a complete liquidation or dissolution of Delta or a sale of substantially all of its assets.

     Issuance of Shares to James P. Van Blarcom. On April 30, 2007, the Company issued 6,000 shares of Common Stock to former Director James P. Van Blarcom, who resigned from our Board on March 23, 2007 due to health problems. The shares were issued under our 2007 Performance and Equity Incentive Plan as compensation for Mr. Van Blarcom's services to the Company in his capacity as a Director.

                                     2

Item 9.01  Financial Statements and Exhibits.

     (d)  Exhibits.

Exhibit
  No.      Description
-------    -----------

 10.1 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and Roger A. Parker

 10.2 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and John R. Wallace

 10.3 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and Kevin K. Nanke

 10.4 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and Stanley F. Freedman


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2007                   Delta Petroleum Corporation


                                     By: /s/ Stanley F. Freedman
                                         Stanley F. Freedman
                                         Executive Vice President
                                         and General Counsel





















                                     3


                                 EXHIBIT INDEX

Exhibit
  No.       Description
-------     -----------

 10.1 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and Roger A. Parker

 10.2 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and John R. Wallace

 10.3 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and Kevin K. Nanke

 10.4 Change-in-Control Severance Agreement dated April 30, 2007 between the Company and Stanley F. Freedman